EXHIBIT 5.1

Quality Law Services Ltd

Suite 102, Cannon Place, P.O. Box 712, North

Sound Road, George Town

Grand Cayman KY1-9006

https://www.quality.ky/

21 October 2025	Our Ref: JIR24.054-3

Ruanyun Edai Technology Inc.
WB CORPORATE SERVICES (CAYMAN) LTD.

P. O. Box 2775, 1st fl. Artemis House, 67 Fort Street

George Town, Grand Cayman KY1-1111

Cayman Islands

Dear Sir or Madam

Ruanyun Edai Technology Inc. (the Company)

We have acted as counsel as to Cayman Islands law to the Company in connection with the Company’s Registration Statement (as defined in Schedule 1) on Form S-8, filed with the U.S. Securities and Exchange Commission (the Commission) pursuant to the United States Securities Act of 1933 (as amended) (the Securities Act). The Form S-8 relates to the Company’s adoption of the 2025 Equity Incentive Plan which was made effective on 7 September 2025 (the Plan).

We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

We based our opinion on the Companies Act (as amended) of the Cayman Islands (the Companies Act) currently in force. For the purposes of this opinion, we have examined the documents listed in Schedule 1.

We have relied on the assumptions set out in Schedule 2, which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, we give the following opinions under the laws of the Cayman Islands:

1.	The Company is an exempted company duly incorporated with limited liability, validly existing, and in good standing under the laws of the Cayman Islands.

2.	The authorised share capital of the Company is US$1,000,000 divided into 5,000,000,000 shares of a nominal or par value of US$0.0002 each (each a Share).

3.	The total of 6,500,000 ordinary shares of the Company to be issued and allotted by the Company in accordance with the Plan and the Registration Statement (the ESOP Shares) have been duly authorised. When allotted, issued and fully paid for as contemplated in the Listing M&A, the Plan (together with the applicable award agreement) and the Registration Statement and when appropriate entries have been made in the Register of Members (as defined in Schedule 1), the ESOP Shares will be validly issued and allotted, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Quality Law Services

Quality Law Services Ltd

Schedule 1

Documents Examined

1.	A copy of the certificate of incorporation of the Company dated 11 March 2021.

2.	A copy of the second amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 12 December 2022 (the Listing MA).

3.	Copies of the register of members (the Register of Members) and register of directors of the Company.

4.	A copy of the certificate of good standing dated 4 April 2025 in respect of the Company issued by the Registrar.

5.	Copies of executed written resolutions of the board of directors of the Company, each dated 7 Sep 2025. (the above as Company Records).

6.	The Company’s registration statement on Form S-8 initially filed by the Company with the Commission on 21 October 2025, including all amendments and supplements thereto (the Registration Statement).

7.	The Plan.

Schedule 2

Assumptions

1.	All originals documents examined in connection with this opinion are authentic. All signatures, initials and seals are genuine and are those of the persons authorised or granted power to sign and/or execute such documents. Copies of documents, conformed copies or drafts of documents provided to us are true, correct and compete copies of, or in the final forms of, the originals, and the final drafts or executed copies conform in every material respect to the latest drafts of the same produced to us.

2.	The MA reviewed by us are the memorandum and articles of association currently in force.

3.	The Company Records are complete and accurate in all respects and all matters required by law and the MA to be recorded therein are so recorded.

4.	Neither the directors nor the shareholders of the Company have taken any steps to have the Company de-registered, struck off or placed in liquidations. No steps have been taken to wind up the Company and no receiver has been appointed over the Company’s property or assets. No event of a type which is specified in the memorandum and articles of association of the Company as giving rise to the winding up of the Company (if any) has in fact occurred.

5.	All copies of the Form S-8 are true and correct copies and the Form S-8 conforms in every material respect to the latest drafts of the same produced to us and, where the Form S-8 has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

6.	The Board Resolutions remain in full force and have not been revoked or varied, and each director of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him/her in approving the Plan and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Plan which has not been properly disclosed in the Board Resolutions.

7.	There are no other resolutions, agreements, documents or arrangements otherwise than what we have examined as listed in Schedule 1 that would affect, amend or vary the transactions envisaged by the Registration Statement or affect our opinion in any way.

8.	The Company will have sufficient authorised but unissued Shares to effect the issue of ESOP Shares at the time of issuance

9.	Upon the issuance of the ESOP Shares, the Company will receive consideration for the full issue price no less than the par value thereof.

10.	The Company is, and after the allotment and issuance of the ESOP Shares will be, able to pay its liabilities as they fall due.

Schedule 3

Qualifications

1.	To maintain the Company in good standing with the Registrar under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar within the timeframe prescribed by the Companies Act.

2.	Under the Companies Act, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorizes to be inserted therein. A third-party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

3.	In this opinion the phrase “non-assessable “means, with respect to the issuance of shares that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contribution to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance, in which a court may be prepared to pierce or lift the corporate veil.

4.	A restrictions notice may be issued by the corporate services provider of the Company in the event of the Company’s failure to disclose beneficial ownership information as required by the Companies Act. Upon issuance of such notice, in respect of the interests affected and amongst others, any transfer or agreement to transfer such interest may be void and the rights attached thereto may not be exercisable.

5.	We express no opinion as to the meaning, validity or effect of any references to foreign statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Registration Statement.

6.	We have not made any enquiry and express no opinion as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (as amended) of the Cayman Islands.